Exhibit 10.38

PACER INTERNATIONAL, INC.

2300 Clayton Road, Suite 1200

Concord, California 94520

As of January 1, 2004

Apollo Management IV, L.P.

1301 Avenue of the Americas

New York, New York 10019

Amendment of Management Agreement

Gentlemen:

This letter sets forth our agreement to amend the Management Agreement dated as of May 28, 1999 (the “Agreement”), between Pacer International, Inc. (“Pacer”), and Apollo Management IV, L.P. (“Apollo”). Accordingly, for good and valuable consideration, Pacer and Apollo hereby agree as follows:

1. Effective as of January 1, 2004, Section 3 of the Agreement is hereby amended by adding the following sentence to the end of such section:

“Anything contained in this Agreement to the contrary notwithstanding, effective on December 31, 2004, this Agreement shall automatically terminate and be of no further force or effect.”

2. Effective as of January 1, 2004, Sections 4(a), 4(b) and 4(c) of the Agreement are amended and restated in its entirety to read as follows:

“4. Compensation. Effective as of January 1, 2004, the Company shall pay Apollo a fee of of $250,000 for the period from January 1, 2004, through December 31, 2004, which shall be due in a single lump sum on or before December 31, 2004. Such payment shall be made in cash by wire transfer of immediately available funds.”

3. Except as otherwise provided above, the Agreement remains in full force and effect in accordance with its terms.

If the foreoging accurately sets forth our agreement, please acknowledge that by signing this letter where provided below and returning it to the undersigned.

Very truly yours,

/s/ Lawrence C. Yarberry
Lawrence C. Yarberry
Chief Financial Officer

ACKNOWLEDGED AND AGREED

as of the date first written above:

APOLLO MANAGEMENT IV, L.P.

By AIF IV Management, Inc., its General Partner

By:	/s/ Marc E. Becker
Name:	Marc E. Becker
Title:	Vice President